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
                                 AIRGAS, INC.


                 AMENDMENT TO 1989 NON-QUALIFIED STOCK OPTION
                      PLAN FOR DIRECTORS [NON-EMPLOYEES]
                      (As amended through August 7, 1995)


     Pursuant to action duly taken by the Board of Directors of Airgas, Inc.

(the "Company") at a Regular Meeting held on August 7, 1995, the following amendment to the Company's 1989 Non-Qualified Stock Option Plan for Directors

[Non-Employees], as Amended (the "Plan") was adopted to add thereto a new

Section 5(i):

     Section 5(i) Election to Decline Automatic Grant. An Optionee shall have the right to elect (i) to decline any part or all of an automatic grant of an Option pursuant to this Plan or (ii) to revoke a previous election to decline any part or all of an automatic grant of an Option under this Plan, in either event, at any time prior to the date any such grant would otherwise be made, provided than an Optionee who elects to decline any part or all of an automatic grant shall not receive anything in lieu of such grant, either at the time of such election or any time thereafter.

                                   Adopted as set forth herein:

                                   AIRGAS, INC.


                                   By: /s/Todd R. Craun
                                       ____________________________
                                       Todd R. Craun, Secretary




Dated as of August 7, 1995
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